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                                                                    Exhibit 10.4


                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated as of August 1, 2002 (the "Effective Date"), made by PEREGRINE/BRIDGE TRANSFER CORPORATION, a Delaware corporation, organizational taxpayer identification number 74-2766592, ("Assignor"), with its chief executive office being located at 12680 High Bluff Drive, Suite 200, San Diego, California 92130, in favor of NEON SYSTEMS, INC., a Delaware corporation ("Secured Party"), whose address for notice hereunder is 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478.

                                 R E C I T A L S

     A. Assignor and Secured Party have entered into two Promissory Notes, dated as of August 14, 2002 (as the same may from time to time be amended, renewed, modified, extended, increased and/or rearranged, the "Notes"), providing for the making of a term loan in the aggregate principal amount of $3,584,028 and a convertible promissory note in the amount of $3,000,000, as each are further described in that certain Termination and Support Agreement dated as of the date hereof (the "Termination Agreement"), to Assignor as contemplated therein.

     B. It is a condition precedent to the making of the Notes or any advances under the Notes that Assignor shall have executed and delivered to Secured Party this Agreement, and Assignor has agreed to execute and deliver to Secured Party this Agreement.

     C. In consideration of the benefits accruing to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby makes the following representations and warranties to Secured Party and hereby covenants and agrees with Secured Party as follows:

                               SECURITY INTERESTS

     1.1 Grant of Security Interests. As security for the prompt and complete payment and performance when due of all of its Obligations under the Notes, Assignor does hereby assign and transfer unto Secured Party, and does hereby pledge and grant to Secured Party a continuing security interest in and to the following (collectively, the "Collateral"):

          (a) All of the right, title and interest of Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of Assignor symbolized by the Marks, (ii) all Patents and Copyrights, (iii) all Computer Software of Assignor and all intellectual property rights therein and all other proprietary information of Assignor, including, but not limited to, Trade Secret Rights; and

          (b)  All Proceeds and products of any and all of the foregoing.

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     The security interest of Secured Party under this Agreement extends to all
Collateral that Assignor may acquire at any time during the term of this Agreement.

     1.2 Power of Attorney. Assignor hereby constitutes and appoints Secured Party its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of Assignor or otherwise) to act, require, demand, receive, compound and give acquaintance for any and all moneys and claims for moneys due or to become due to Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which Secured Party may deem to be necessary or advisable to protect its interests, which appointment as attorney is coupled with an interest.

                                   ARTICLE II
                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

     2.1 Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by Assignor to Secured Party hereby in respect of the Collateral have been accomplished and the security interest granted to Secured Party pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession, by filing a financing statement under the UCC as enacted in any relevant jurisdiction and by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office or a similar statement or instrument in a foreign equivalent office.

     2.2 No Liens. Assignor is, and as to Collateral acquired by it from time to time after the date hereof Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person, and Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Secured Party.

     2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements being terminated in connection with the Loan, so long as such financing statements (or similar statements or instruments of registration under the law of any jurisdiction) are in fact terminated within 10 days after the Closing Date), and so long as the Termination Date has not occurred, Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statements or instruments of registration under the law of any jurisdiction) or statements relating to the Collateral , except financing statements (or similar statements or

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instruments of registration under the law of any jurisdiction) filed or to be filed in respect of and covering the security interests granted hereby by Assignor.

     2.4 Chief Executive Office. The chief executive office of Assignor is located at the address indicated in the opening paragraph of this Agreement. Assignor will not move its chief executive office except to such new location as Assignor may establish in accordance with the last sentence of this Section 2.4. Assignor shall not establish new locations for such offices until (i) it shall have given to Secured Party not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as Secured Party may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to Secured Party to maintain the security interest of Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

     2.5 Legal Names; Organizational Identification Number; Trade Names; Change of Name. The legal name of Assignor, and the organizational identification number (if any) of Assignor, is as set forth in the opening paragraph of this Agreement. Assignor has not operated in any jurisdiction under, or in the preceding five years has not had nor has it operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex A hereto for Assignor. Assignor shall not change its legal name, organizational identification number (if any) or assume or operate in any jurisdiction under any trade, fictitious or other name except its legal name, organizational identification number and those trade names in each case listed on Annex A hereto for Assignor and those that may be established in accordance with the immediately succeeding sentence of this Section 2.5. Assignor shall not change its legal name or organizational identification number or assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to Secured Party not less than 15 days prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as Secured Party may reasonably request, and (ii) with respect to such new name, it shall have taken all action reasonably requested by Secured Party to maintain the security interest of Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that Assignor does not have an organizational identification number on the date hereof and later obtains one, Assignor shall promptly thereafter notify Secured Party of such organizational identification number and shall take all actions reasonably satisfactory to Secured Party to the extent necessary to maintain the security interest of Secured Party in the Collateral intended to be granted hereby fully perfected and in full force and effect.

     2.6 Jurisdiction and Type of Organization. The jurisdiction of organization of Assignor and the type of organization of Assignor are as set forth in the opening paragraph of this Agreement. Assignor shall not change its jurisdiction of organization or its type of organization until (i) it shall have given to Secured Party not less than 15 days prior written notice of intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as Secured Party may reasonably request, and (ii) with respect to such new jurisdiction of organization and/or type of organization, it shall have taken all actions reasonably requested by Secured Party to maintain

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the security interest of Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                                   ARTICLE II
                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

     3.1 Additional Representations and Warranties. Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use (as such may be limited by law) the registered Marks listed in Annex B hereto for Assignor and that said listed Marks include all United States and foreign marks registered in and applications for marks filed with the United States Patent and Trademark Office or any foreign equivalent that Assignor owns or uses in connection with its business as of the date hereof. Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks that it uses. Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and all foreign trademark registrations and applications, in each case, listed in Annex B hereto and that said registrations are valid, subsisting, have not been canceled and that Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not pass to registration. Assignor hereby grants to the Secured Party an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or foreign equivalent office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

     3.2 Licenses and Assignments. Except as otherwise permitted hereby, Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Secured Party.

     3.3 Infringements. Assignor agrees, promptly upon learning thereof, to notify the Secured Party in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who Assignor believes is infringing or diluting or otherwise violating any of Assignor's rights in and to any Mark in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that Assignor's use of any Mark violates any property right of that party other than as could not reasonably be expected to have a Material Adverse Effect. Assignor further agrees to prosecute in accordance with reasonable business practices any Person infringing any Mark in any manner that could reasonably be expected to have a Material Adverse Effect.

     3.4 Preservation of Marks. Assignor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States or foreign jurisdictions (other than any such Marks determined by Assignor, in

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the exercise of its reasonable business judgment, to be no longer useful or advantageous to the ongoing conduct of its business).

     3.5 Maintenance of Registration. Assignor shall, at its own expense, in a commercially reasonable manner process such documents as are reasonably required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office or foreign equivalent office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Secured Party (other than with respect to registrations and applications determined by Assignor, in the exercise of its reasonable business judgment, to be no longer materially useful or advantageous to the ongoing conduct of its business).

     3.6 Future Registered Marks. If any Mark registration is issued hereafter to Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or foreign equivalent office, within 30 days of receipt of such certificate, Assignor shall deliver to the Secured Party a copy of such certificate, and an assignment for security in such Mark, to the Secured Party and at the expense of Assignor, confirming the assignment for security in such Mark to the Secured Party hereunder, the form of such security to be substantially in the form of Annex E hereto or in such other form as may be reasonably satisfactory to the Secured Party.

     3.7 Remedies. If an Event of Default shall occur and be continuing, the Secured Party may, by written notice to Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Secured Party in which event such rights, title and interest shall immediately vest, and the Secured Party shall be entitled to exercise the power of attorney referred to in Section 3.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of Assignor in connection with which the Marks have been used; and (iii) direct Assignor to refrain, in which event Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and Assignor shall execute such further documents that the Secured Party may reasonably request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or foreign equivalent office to the Secured Party.

                                   ARTICLE IV
                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

     4.1 Additional Representations and Warranties. Assignor represents and warrants that it is the true and lawful owner or licensee of all rights in (i) all United States trade secrets and proprietary information necessary to operate the business of the Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex C hereto for Assignor and that said Patents include all the United States and foreign patents and applications for United States and foreign patents that

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Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex D hereto for Assignor and that said Copyrights constitute all the United States and foreign copyrights and applications to United States and foreign copyrights that Assignor owns as of the date hereof. Assignor further warrants that it has no knowledge of any third party claim that any aspect of Assignor's present or contemplated business operations infringes or will infringe any patent of any other Person or Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Assignor hereby grants to the Secured Party an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or foreign equivalent office in order to effect an absolute assignment of all right, title and interest in each Patent, and to record the same.

     4.2 Registered Copyrights; Patents. Assignor represents and warrants that it does not as of the date hereof own any Copyrights that are registered with the United States Copyright Office or foreign equivalent office. Assignor covenants that should it at any time intend to seek registration for any of its Copyrights with the United States Copyright Office or foreign equivalent office, or should it apply for a Patent with the United States Patent and Trademark Office or foreign equivalent office, it will give Secured Party written notice of such intent to seek a Copyright registration or apply for a Patent with such office not less than 30 days prior to the making of such application or registration.

     4.3 Licenses and Assignments. Except as otherwise permitted hereby, Assignor hereby agrees not to divest itself of any right under any Patent or Copyright acquired after the date hereof absent prior written approval of the Secured Party, which shall not be unreasonably withheld.

     4.4 Infringements. Assignor agrees, promptly upon learning thereof, to furnish the Secured Party in writing with all pertinent information available to Assignor with respect to any infringement, contributing infringement or active inducement to infringe of any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or that with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Assignor further agrees, absent direction of the Secured Party to the contrary, to prosecute in a commercially reasonable manner any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.5 Maintenance of Patents or Copyright. At its own expense, Assignor shall as promptly as practicable pay all post-issuance fees required pursuant to 35 U.S.C. (S)41 (and all foreign equivalent fees (if any), as applicable) to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Secured Party (other than any such Patents or

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Copyrights determined by Assignor, in the exercise of its reasonable business judgment, to be no longer useful or advantageous to the ongoing conduct of its business).

     4.6 Prosecution of Patent Applications. At its own expense, Assignor shall in a commercially reasonable manner prosecute all material applications for (i) United States and foreign Patents listed in Annex C hereto and (ii) Copyrights listed on Annex D hereto, in each case for Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications determined by Assignor, in the exercise of its reasonable business judgment, to be no longer useful or advantageous to the ongoing conduct of its business), absent written consent of the Secured Party.

     4.7 Other Patents and Copyrights. Within 10 days of the acquisition of a United States or foreign Patent or acquisition of a registered Copyright, other than such Patents or Copyrights issued to Assignor upon the filing of an application for Copyright or Patent with the relevant United States or foreign office, which are addressed in Section 4.2 hereof, Assignor shall deliver to the Secured Party a copy of said Copyright or certificate of registration of, said Patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Secured Party and at the expense of Assignor, confirming the assignment for security, the form of such assignment for security to be substantially in the form of Annex F or G hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Secured Party.

     4.8 No Restrictions from Third Party Licensors. Assignor hereby represents and warrants that there are no restrictions of any kind upon the grant of a security interest in any of its Copyrights or Patents or the ownership, transfer or sale of such Copyrights or Patents to Secured Party or any designee or assignee thereof, including, but not limited to, any restrictions imposed by licenses from third party licensors that are used or involved in or related to such Copyrights.

     4.9 Remedies. If an Event of Default shall occur and be continuing, the Secured Party may, by written notice to Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of Assignor in each of the Copyrights, Patents or Trade Secret Rights vested in the Secured Party in which event such right, title, and interest shall immediately vest in the Secured Party in which case the Secured Party shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Copyrights, Patents or Trade Secret Rights; and (iii) direct Assignor to refrain, in which event Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and Assignor shall execute such further documents as the Secured Party may reasonably request further to confirm this and to transfer ownership of the Copyrights, Patents or Trade Secret Rights to the Secured Party.

                                   ARTICLE V
                      PROVISIONS CONCERNING ALL COLLATERAL

     5.1 Protection of Secured Party's Security. Except as expressly permitted hereunder, Assignor will do nothing to impair the rights of the Secured Party in the Collateral. Assignor

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assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be for any reason whatsoever unavailable to Assignor.

     5.2 Further Actions. Assignor will, at its own expense and upon the reasonable request of the Secured Party, make, execute, endorse, acknowledge, file and/or deliver to the Secured Party from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, that the Secured Party deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

     5.3 Financing Statements or Other Notices. Assignor agrees to execute and deliver to the Secured Party such financing statements or other notices, in form reasonably acceptable to the Secured Party, as the Secured Party may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Secured Party to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Assignor hereby authorizes the Secured Party to file any such financing statements or other notices without the signature of Assignor where permitted by law.

                                   ARTICLE VI
                 REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

     6.1 Remedies; Obtaining the Collateral Upon Default. Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Secured Party, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

          (a) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of Assignor;

          (b) instruct the obligor or obligors on any agreement, instrument or other obligation constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to Secured Party and may exercise any and all remedies of Assignor in respect of such Collateral;

          (c) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.2 hereof, or direct Assignor to sell, assign or otherwise

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liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

          (d) take possession of the Collateral or any part thereof, by directing Assignor in writing to deliver the same to the Secured Party at any reasonable place or places designated by the Secured Party, in which event Assignor shall at its own expense:

               (i) forthwith cause the same to be moved to the place or places so designated by the Secured Party and there delivered to the Secured Party;

               (ii) store and keep any Collateral so delivered to the Secured Party at such place or places pending further action by the Secured Party as provided in Section 6.2 hereof; and

               (iii) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition; and

          (e) license or sublicense, whether on an exclusive or nonexclusive basis, or otherwise transfer or assign any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Secured Party shall in its sole judgment determine;

it being understood that Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Secured Party shall be entitled to a decree requiring specific performance by Assignor of said obligation.

     6.2 Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Secured Party under or pursuant to Section 6.1 hereof and any other Collateral whether or not so repossessed by the Secured Party, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Secured Party may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Secured Party or after any overhaul or repair at the expense of Assignor which the Secured Party shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' prior written notice to Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of Assignor or any nominee of Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' prior written notice to Assignor specifying the time and place of such sale and, in the absence of

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applicable requirements of law, shall be by public auction (which may, at the
Secured Party's option, be subject to reserve), after publication of notice of such auction (where required by applicable law) not less than 10 days prior thereto. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. To the extent permitted by any such requirement of law, the Secured Party may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 6.2 without accountability to Assignor. If, under applicable law, the Secured Party shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to Assignor as hereinabove specified, the Secured Party need give Assignor only such notice of disposition as shall be reasonably practicable in view of such applicable law. Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Assignor's expense.

     6.3 Waiver of Claims. Except as otherwise provided in this Agreement, ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR THE SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and Assignor hereby further waives, to the extent permitted by law:

          (a) all damages occasioned by such taking of possession except any damages that are the direct result of the Secured Party's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

          (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party's rights hereunder; and

          (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Assignor.

     6.4 Application of Proceeds. All moneys collected by the Secured Party upon any sale or other disposition of the Collateral, together with all other moneys received by the Secured Party hereunder, shall be applied as follows:

          (a) to the payment of all amounts owing the Secured Party in payment of the Obligations; and

          (b) to the extent proceeds remain after the application pursuant to the preceding clause, and following the termination of this Agreement pursuant to Section 9.8(a) hereof, to Assignor or to whomever may be lawfully entitled to receive such surplus.

     6.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Secured Party shall be in addition to every other right, power and remedy specifically given to the Secured Party under this Agreement, the Notes or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Secured Party. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Secured Party in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Party to any other or further action in any circumstances without notice or demand. In the event that the Secured Party shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Secured Party may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

     6.6 Discontinuance of Proceedings. In case the Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case Assignor and the Secured Party shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Secured Party shall continue as if no such proceeding had been instituted.

                                  ARTICLE VII
                                    INDEMNITY

     7.1 Indemnity. 1. Assignor jointly and severally agrees to indemnify, reimburse and hold the Secured Party and its successors, assigns, employees, affiliates and agents (hereinafter in this Section 7.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 7.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of (i) this Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or (ii) any claim by any Person that is not an Indemnitee in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 7.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify Assignor of any such assertion of which such Indemnitee has knowledge.

          (b) Without limiting the application of Section 7.1(a) hereof, Assignor agrees, jointly and severally, to pay or reimburse the Secured Party for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Secured Party's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Secured Party's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c)  If and to the extent that the obligations of Assignor under this
Section 7.1 are unenforceable for any reason, Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     7.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and the payment of all other Obligations and notwithstanding the discharge thereof.

                                  ARTICLE VIII
                                   DEFINITIONS

     The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

     "Agreement" shall mean this Security Agreement as the same may be modified, supplemented, amended and/or restated from time to time in accordance with its terms.

     "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

     "Change of Control" shall mean any change in the ownership of 50% or more of the shares of stock of Assignor or voting power of such stock (other than among the current shareholders of Assignor on the date hereof).

     "Closing Date" shall mean August 14, 2002.

     "Collateral" shall have the meaning provided in Section 1.1 of this Agreement.

     "Computer Software" shall mean the computer programs identified on Annex D hereto, including such programs in executable and source code, together with the user and programmer documentation for such programs, and any scripts or other data or programs needed to use such programs, and all modifications, enhancements, releases, versions, or other derivative works from such programs, whether existing as of the Effective Date or at any time before the Termination Date.

     "Copyrights" shall mean any United States and foreign copyright owned now or hereafter by Assignor, including any registrations of any Copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by Assignor, including, without limitation, the Computer Software.

     "Default" shall mean any event which with notice or lapse of time, or both, would constitute an Event of Default.

     "Event of Default" shall mean the occurrence and continuation of any of the following:

          (a) Assignor shall fail to pay the Notes, whether principal or interest, when due.

          (b) Any representation or warranty made or deemed made by Assignor or any of its respective officers in any certificate, report, notice, or financial statement furnished at any time in connection with the Notes or any other instrument or document executed in connection with or as security for the Notes shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) Assignor shall fail to perform, observe, or comply with any covenant, agreement or term contained in the Notes, for a period of five
     (5) days following the date on which Payee gives Assignor notice of such failure.

          (d) Assignor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

          (e) An involuntary proceeding shall be commenced against Assignor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

          (f) Assignor shall fail to pay when due any amount owing on any of its other debt, or the maturity of any such debt shall have been accelerated, or any such debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such debt or any person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

          (g) The Notes or any other instrument or document executed by Assignor in connection with or as security for the Notes shall at any time and for any reason cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Assignor, or Assignor shall deny that it has any further liability or obligation hereunder prior to payment in full of all obligations hereunder.

          (h)  A Change of Control shall occur.

     "Indemnitee" shall have the meaning provided in Section 7.1 of this Agreement.

     "Liens" shall mean security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on Assignor's property.

     "Marks" shall mean all right, title and interest in and to (or as may hereafter be acquired in and to) any trademarks, service marks, domain names and trade names now held or hereafter acquired by Assignor, including any registration of any trademarks and service marks in the United States Patent and Trademark Office or in any equivalent foreign office and any trade dress including logos and/or designs used by Assignor, but excluding any such right, title and interest of Assignor in and to same as licensee pursuant to a contract.

     "Notes" shall have the meaning provided in paragraph A of the Recitals of this Agreement.

     "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of Assignor to the Secured Party, whether now existing or hereafter incurred under, evidenced by, arising out of, or in connection with, the Notes and the other documents executed in connection with or as security for the Notes, and the due performance and compliance by Assignor with all of the terms, conditions and agreements contained in the Notes; (ii) any and all sums advanced by the Secured Party in order to preserve the Collateral or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Assignor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Secured Party of its rights hereunder, together with reasonable attorneys' fees and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 7.1 of this Agreement; it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

     "Patents" shall mean any United States or foreign patent to which Assignor now or hereafter has right, title and interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by Assignor.

     "Person" shall mean an individual, a corporation, a company, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated organization, a government or any agency or political subdivision thereof.

     "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of Texas on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Secured Party or Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Secured Party" shall have the meaning provided in the first paragraph of this Agreement.

     "Termination Agreement" shall have the meaning provided in paragraph A of the Recitals of this Agreement.

     "Termination Date" shall have the meaning provided in Section 9.8 of this Agreement.

     "Trade Secret Rights" shall have the meaning provided in Section 4.1 of this Agreement.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

     "United States" and "U.S." shall each mean the United States of America.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Assignor and the Secured Party, or to such other address as may be hereafter notified by the respective parties hereto:

          the Assignor:

          Peregrine/Bridge Transfer Corporation
          12680 High Bluff Drive, Suite 200
          San Diego, California 92130
          Attention:  Chief Financial Officer

          Telephone:  858-259-2500
          Telecopier: 858-259-4843


          Secured Party:

          NEON Systems, Inc.
          14100 Southwest Freeway, Suite 500
          Sugar Land, Texas  77478
          Attention: Chief Financial Officer

          Telephone:  281-491-4200
          Telecopier: 281-634-8282

provided that any notice, request or demand to or upon Secured Party shall not be effective until received.

     9.2 Waiver; Amendment. None of the terms and conditions of this Agreement or any other document executed in connection herewith or the Notes may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Assignor.

     9.3 Obligations Absolute. The obligations of Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by,
(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or the Notes; or (c) any amendment to or modification of the Notes, or any instrument or document executed in connection with or as security for any of the Obligations; whether or not Assignor shall have notice or knowledge of any of the foregoing.

     9.4 Successors and Assigns. This Agreement shall be binding upon Assignor and its successors and assigns (although Assignor may not assign its rights and obligations hereunder) and shall inure to the benefit of the Secured Party and its respective successors and assigns. All agreements, statements, representations and warranties made by Assignor herein or in any certificate or other instrument delivered by Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Party and shall survive the execution and delivery of this Agreement, the Notes, or any other instrument or document executed in connection with or as security for any of the Obligations regardless of any investigation made by the Secured Party or on its behalf.

     9.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     9.6 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TEXAS.

     9.7 Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Secured Party shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Assignor under or with respect to any Collateral.

     9.8 Termination. Upon the satisfaction in full of the Obligations and upon written request for the termination hereof delivered by Assignor to Secured Party, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Assignor. Secured Party will thereafter, upon Assignor's request and at Assignor's expense, (i) return to Debtor such of the Collateral in Secured Party's possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and
(ii) execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

     9.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Assignor and the Secured Party.

     9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.11 The Secured Party. The Secured Party will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Secured Party as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. Secured Party shall act hereunder on the terms and conditions set forth herein.

     9.12 Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   PEREGRINE/BRIDGE TRANSFER CORPORATION, as
                                   Assignor



                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________



Accepted and Agreed to:

NEON SYSTEMS, INC.,
as Secured Party


By:_______________________________________
Name:_____________________________________
Title:____________________________________

                                       i